Exhibit 5.1

April 1, 2019
Tufin Software Technologies Ltd.
5 Shoham Street
Ramat Gan 52521
Israel
Ladies and Gentlemen:
We have acted as Israeli counsel to Tufin Software Technologies Ltd. (the “Company”), an Israeli company, in connection with the offering, issuance and sale of an aggregate of up to 8,855,000 Ordinary Shares (the “Ordinary Shares”), NIS 0.015 par value per share, of the Company, including 1,155,000 Ordinary Shares that are subject to an option granted by the Company to the underwriters of the offering to purchase additional shares (collectively, the “Offered Securities”). The Offered Securities are registered by the Company in connection with the underwritten initial public offering of the Company (the “Offering”) and issued pursuant to a registration statement on Form F-1 (Registration Statement No. 333-230109) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
In connection with this opinion, we have examined and relied upon the (i) Registration Statement, (ii) the Company’s articles of association currently in effect, (iii) the Company's articles of association to be in effect upon closing of the Offering, (iv) resolutions of the Company's board of directors and shareholders provided to us by the Company, (v) the form of underwriting agreement by and between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies LLC on behalf of themselves and as representatives of the several underwriters listed in Schedule 1 thereto (collectively, the “Underwriters”), and (vi) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.
In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.
We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Securities to be sold to the Underwriters as described in the Registration Statement have been duly authorized, and upon issuance and delivery of the Offered Securities as described in the Registration Statement, against payment to the Company of the consideration per Offered Security in such amount and form as shall be determined by the Company's board of directors or an authorized committee thereof, the Offered Securities will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.
Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

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